EXHIBIT 32.1

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted

Pursuant to Section 906 of The Sarbanes-Oxley Act of 2002

I, Raymond N. Joeckel, the President and Chief Executive Officer of Eagle Exploration Company, (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that to the best of my knowledge:

(1)	the Quarterly Report on Form 10-QSB of the Company for the fiscal quarter ended June 30, 2007 (the “Report”) fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 13, 2007

/s/ Raymond N. Joeckel

Name: Raymond N. Joeckel
Title: President and Chief Financial Officer